UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

XPLORE TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2809234
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900, Austin, Texas	78728
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement number to which this form relates:  333-138675

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered are the Registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”). Information concerning the Common Stock is included under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-4 (No. 333-138675), as amended, and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description of Document
3.1*	Certificate of Incorporation of Xplore Technologies Corp.

3.2

By-Laws of Xplore Technologies Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, filed on November 14, 2006, Registration Statement No. 333-138675)

*                           Filed herewith

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XPLORE TECHNOLOGIES CORP.

Date: June 22, 2007	By:	/s/ Michael J. Rapisand
Name: Michael J. Rapisand
Title: Chief Financial Officer